Exhibit 10.26

Form of Loan Agreement

G-SMATT Co., Ltd., (the “Lender”) and G-SMATT America Co., Ltd (the “Borrower”) hereby agreed based on principle of good faith as follows:

1.	Purpose

The purpose of this contract is to lend cash and to establish and mutually agree on the relevant matters such as the rental amount and the loan repayment plan.

2.	Lend Details

1.	The Lender shall lend USD [ ] on [ ] to the Borrower and USD [ ] shall fully paid by the Borrower within [ ]

2.	The Borrower shall pay to the Lender by applying the annual interest rate of 5% per annum. The interest shall be calculated on the day of the loan redemption.

3.	The rental period may be changed by agreement between the Lender and the Borrower.

3.	Trigger Clause

The Lender may claim the principal and interest at any time before the date of reimbursement if the following clauses are met, and the Borrower shall not raise objections thereto.

1.	When the Borrower were seized provisionally or forced execution by other debt.

2.	When the Borrower acts detrimental to the Lender

4.	Others

1.	The parties shall comply with all terms of this agreement in good faith.

2.	During agreement period, the terms of agreement shall be only amended by the prior written consent and the written consent with stamp should be attached at the end of this agreement.

3.	Any terms which is not specified in this agreement shall follow relevant law and commercial customs.

5.	Dispute Resolution

1.	In the event of any dispute arising out of this agreement between the Lender and the Borrower, the two Parties should mutually negotiate a solution in good faith.

2.	If dispute is not resolved in spite of Article 1, the competent court under the Lender’ s address is designated and the dispute shall be resolved by a trial

3.	This agreement is written in English and Korean, and Korean version has precedence over English version in case of discordance and contradiction.

To prove a conclusion of this agreement, two copies of agreement shall be made and each party keeps one agreement each.

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The Lender	Company Name: G-SMATT Co., Ltd Registered No: 211—87-65996 Address: 298-42 Cheongbuk Joongangro, Cheongbuk Myeon, Pyeongtaek City, Kyunggido, South Korea CEO:

The Borrower Company Name: G-SMATT America Co., Ltd Registered No: C3898561 Address: 261 S, Figueroa St, Site 130, LA , CA 90012 CEO: